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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   May 9, 2002
                                (Date of Report)

                    Central European Distribution Corporation
             (Exact name of registrant as specified in its charter)

          Delaware                     0-24341                  54-1865271
(State or other jurisdiction   (Commission file number)       (IRS employer
      of incorporation)                                   identification number)

               1343 Main Street, Suite 301, Sarasota Florida 34236
                    (Address of Principal Executive Offices)

        Registrants telephone number, including area code: (941) 330-1558

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ITEM 2. Acquisition or Disposition of Assets

On April 25, 2002, Central European Distribution Corporation ("the Company", "CEDC") completed the acquisition of Damianex S.A., an alcohol wholesaler in Southwestern Poland and Agis S.A., an alcohol wholesaler in central Poland. The terms and conditions of these acquisitions were negotiated on an arms-length basis. CEDC acquired all of the outstanding securities of both companies for approximately $11.75 million in cash and 334,000 shares of CEDC common stock. These acquisitions were funded from a combination of cash from CEDC's recent private placement of common stock, the issuance of shares of common stock of CEDC to the stockholders of Damianex S.A. and Agis S.A., and proceeds of a loan from Fortis Bank Polska. A copy of the press release, dated April 25,2002, issued by CEDC regarding the closing of the above-described transactions is attached as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.
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(a)   The financial statements required by this item will be filed by amendment to this Form 8-K not later than 60 days after the date this Current Report on Form 8-K is required to be filed with the Commission.

(b) The pro forma financial information required by this item will be filed by amendment to this Form 8-K not later than 60 days after the date this Current Report on Form 8-K is required to be filed with the Commission.

(c)   Exhibits.

      Exhibit
      No.            Description
      ---            -----------

      2.1            Investment Agreement for Damianex dated April 22, 2002 *

      2.2            Share Purchase Agreement for Agis dated April 24, 2002*

      99.1 Press Release dated April 25, 2002 concerning the completion of two strategic acquisitions Agis and Damianex.

* To be filed by amendment


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    Central European Distribution Corporation


Date: May 9, 2002   /s/ James Archbold
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                        James Archbold
                           Secretary